FEDERATED INDEX TRUST

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900


                                  June 30, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    FEDERATED INDEX TRUST (the "Trust")
          Federated Max-Cap Fund
          Federated Mid-Cap Fund
          Federated Mini-Cap Fund
              1933 Act File No. 33-33852
              1940 Act File No. 811-6061



         The  Semi-Annual  Reports to  Shareholders  of Federated  Max-Cap Fund,
Federated  Mid-Cap  Fund,  and  Federated  Mini-Cap  Fund,   portfolios  of  the
above-referenced Trust, dated April 30, 1997, are hereby electronically transmitted pursuant to Section 30(b)(2) of the Investment Company Act of 1940 and Rule 30b2-1 thereunder.

                                                               Very truly yours,



                                                            /s/ Mark R. Thompson
                                                                Mark R. Thompson
                                                              Compliance Analyst

Enclosures